UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2006
Valero GP Holdings, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Valero Way
San Antonio, Texas (Address of principal executive offices)	78249 (Zip Code)
Registrant’s telephone number, including area code: (210) 345-2000
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     General. As previously reported in a Form 8-K filed on July 19, 2006 with the Securities and Exchange Commission (the “Commission”), Valero GP Holdings, LLC (the “Company”) entered into an underwriting agreement on July 13, 2006 (the “Underwriting Agreement”) with Sigmor Corporation, The Shamrock Pipe Line Corporation, Diamond Shamrock Refining Company, L.P., Valero Refining — New Orleans, LLC., Valero Refining Company — California and Valero Refining — Texas, L.P. (collectively, the “Selling Unitholders”), Valero Energy Corporation (“Valero Energy”) and Lehman Brothers Inc., Citigroup Global Markets Inc., Goldman Sachs & Co., Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation, UBS Securities LLC, A.G. Edwards & Sons, Inc., Wachovia Capital Markets, LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., KeyBanc Capital Markets, a division of McDonald Investments, Inc., Raymond James & Associates, Inc., Oppenheimer & Co. Inc., Petrie Parkman & Co., Inc. and Sanders Morris Harris Inc. (collectively, the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering of 17,250,000 units representing limited liability interests in the Company (the “Units”) sold by the Selling Unitholders at a price to the public of $22.00 per Unit ($20.735 per Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, Sigmor Corporation, a wholly owned subsidiary of Valero Energy, granted the Underwriters a 30-day option to purchase up to an additional 2,587,500 Units on the same terms and conditions as set forth in the Prospectus if the Underwriters sell more than 17,250,000 Units in the offering.
     The transactions contemplated by the Underwriting Agreement were consummated on July 19, 2006. The proceeds (net of underwriting discounts) received by the Selling Unitholders were approximately $357.7 million. As described in the Prospectus, the Company did not receive any proceeds from the sale of the units in the offering.
     Long-Term Incentive Plan. On July 19, 2006, the board of directors of the Company adopted the Valero GP Holdings Long-Term Incentive Plan (the “LTIP”) for employees, consultants and directors of the Company and employees and consultants of its affiliates who perform services for the Company or its affiliates. As more fully described in the Prospectus, the LTIP consists of five components: (i) unit grants; (ii) performance units; (iii) restricted units; (iv) phantom units; (v) unit options; and (vi) unit appreciation rights. The LTIP permits the grant of awards covering an aggregate of 2,000,000 units. The LTIP will be administered by the compensation committee of the board of directors of the Company.
     The Company’s board of directors, or its compensation committee, in its discretion may terminate, suspend or discontinue the LTIP at any time with respect to any award that has not yet been granted. The Company’s board of directors, or its compensation committee, also has the right to alter or amend the LTIP or any part of the LTIP from time to time, including increasing the number of Units that may be granted subject to unitholder approval as required by the exchange upon which the Units are listed at that time. However, no change in any outstanding grant may be made that would materially impair the rights of the participant without the consent of the participant. A copy of the LTIP is filed as Exhibit 10.01 to this Form 8-K and is incorporated herein by reference.
     Administration Agreement. On July 19, 2006, in connection with the consummation of the transactions contemplated by the Underwriting Agreement, the Company entered into an Administration Agreement with Valero GP, LLC (the “Administration Agreement”). The Administration Agreement provides, among other things, that all of the Company’s employees will be employees of Valero GP, LLC, and Valero GP, LLC will provide all executive management, accounting, legal, cash management, corporate finance and other administrative services to the Company.
     The Company will pay annual charges under the Administration Agreement of $500,000. This amount will be increased annually to reflect Valero GP, LLC’s annual merit increases. Any other adjustments to the annual fee, such as adjustments to reflect changes in the levels of service provided to the Company or Valero GP, LLC’s actual payroll cost, are subject to the approval of Valero GP, LLC’s conflicts committee. The Company will also reimburse Valero GP, LLC for all direct public company costs and any other direct costs, such as outside legal and accounting fees, that Valero GP, LLC incurs while providing services to the Company pursuant to the Administration Agreement.

     The Administration Agreement will terminate on December 31, 2011, with automatic two year renewals unless terminated by either party on six months’ written notice. The Company may cancel or reduce the services provided under the Administration Agreement on 60 days’ written notice. The Administration Agreement will terminate upon a change of control of either the Company or Valero GP, LLC. Valero GP, LLC’s conflicts committee has approved the terms of the Administration Agreement. A copy of the Administration Agreement is filed as Exhibit 10.02 to this Form 8-K and is incorporated herein by reference.
     Non-Compete Agreement. On July 19, 2006, in connection with the consummation of the transactions contemplated by the Underwriting Agreement, the Company entered into a Non-Compete Agreement with Valero L.P., Riverwalk Logistics, L.P., and Valero GP, LLC (the “Non-Compete Agreement”). The Non-Compete Agreement will not be effective until the Company is no longer subject to the Amended and Restated Omnibus Agreement described under Item 1.01 of Valero L.P.’s Form 8-K (File No. 1-16417) filed with the Securities and Exchange Commission on April 5, 2006. Under the Non-Compete Agreement, the Company will have a right of first refusal with respect to the potential acquisition of general partner and other equity interests in publicly traded partnerships under common ownership with the general partner interest. Valero L.P. will have a right of first refusal with respect to the potential acquisition of assets that relate to the transportation, storage or terminalling of crude oil, feedstocks or refined petroleum products (including petrochemicals) in the United States and internationally. With respect to any other business opportunities, neither the Company nor Valero L.P. are prohibited from engaging in any business, even if the Company and Valero L.P. would have a conflict of interest with respect to such other business opportunity. Valero GP, LLC’s conflicts committee has approved the terms of the Non-Compete Agreement. A copy of the Non-Compete Agreement is filed as Exhibit 10.03 to this Form 8-K and is incorporated herein by reference.
     Rights Agreement. On July 19, 2006, in connection with the consummation of the transactions contemplated by the Underwriting Agreement, the Company entered into a Rights Agreement with Computershare Investor Services, LLC (the “Rights Agreement”). Under the Rights Agreement, on July 19, 2006, the Board of Directors of the Company declared a distribution of one preferred unit purchase right (a “Right”) for each outstanding Unit. The distribution was payable to unitholders of record as of the date of the close of business on July 19, 2006. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a unit of Junior Participating Preferred Units, Series I (the “Preferred Units”), of the Company at a price of $100 per one one-hundredth of a Preferred Unit (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), between the Company and Computershare Investor Services, LLC, as Rights Agent (the “Rights Agent”).
     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) have acquired beneficial ownership of 15% or more of the outstanding Units or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Units (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced by certificates for Units, or by a current ownership statement issued with respect to uncertificated Units in lieu of such a certificate (an “Ownership Statement”).
     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Units. Until the Distribution Date (or earlier redemption or expiration of the Rights), new certificates or Ownership Statements for Units issued after the Record Date upon transfer or new issuance of Units will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Units, or the transfer of any Units covered by an Ownership Statement, outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Units represented by such certificate or covered by such Ownership Statement. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Units as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on June 30, 2016 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.
     The Purchase Price payable, and the number of Preferred Units or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a distribution of Preferred Units on, or a subdivision, combination or reclassification of, the Preferred Units, (ii) upon the grant to holders of the Preferred Units of certain rights, options or warrants to subscribe for or purchase Preferred Units at a price, or securities convertible into Preferred Units with a conversion price, less than the then-current market price of the Preferred Units or (iii) upon the distribution to holders of the Preferred Units of evidences of indebtedness or assets (excluding regular quarterly cash distributions, if any, or distributions payable in Preferred Units) or of subscription rights or warrants (other than those referred to above).
     The number of outstanding Rights and the number of one one-hundredths of a Preferred Unit issuable upon exercise of each Right are also subject to adjustment in the event of a split of the Units or a distribution on the Units payable in Units or subdivisions, consolidations or combinations of the Units occurring, in any such case, prior to the Distribution Date.
     Preferred Units purchasable upon exercise of the Rights will not be redeemable. Each Preferred Unit will be entitled to share in the distributions of available cash made by the Company pro rata with the Units. In the event of liquidation, the holders of the Preferred Units will be entitled to a minimum preferential liquidation payment of $100 per unit. Each Preferred Unit will have 100 votes, voting together with the Units. Finally, in the event of any merger, consolidation or other transaction in which Units are exchanged, each Preferred Unit will be entitled to receive 100 times the amount received per Unit. These rights are protected by customary antidilution provisions.
     Because of the nature of the Preferred Units’ dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Unit purchasable upon exercise of each Right should approximate the value of one Unit.
     In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of units or shares of common stock, as the case may be, of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Units having a market value of two times the exercise price of the Right.
     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Units, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Unit, or one one-hundredth of a Preferred Unit (or of a unit of a class or series of the Company’s preferred units having equivalent rights, preferences and privileges), per Right (subject to adjustment).
     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Units will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Unit, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Units on the last trading day prior to the date of exercise.
     At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Units, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Units then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.
     Until a Right is exercised, the holder thereof, as such, will have no rights as a unitholder of the Company, including, without limitation, the right to vote or to receive distributions.
     A copy of the Rights Agreement is filed as Exhibit 4.01 to this Form 8-K and is incorporated herein by reference.
     Relationships. The Company manages Valero L.P. through its ownership of Valero GP, LLC, and Riverwalk Holdings, LLC, which own Riverwalk Logistics, L.P., the general partner of Valero L.P. The Company’s officers are also officers of Valero GP, LLC. As described above, each of Valero L.P., Riverwalk Logistics, L.P. and Valero GP, LLC are parties to the Non-Compete Agreement and Valero GP, LLC is a party to the Services Agreement. The Company’s Chairman, William E. Greehey, is also the Chairman of Valero GP, LLC. The board of Valero GP, LLC is responsible for overseeing Valero GP, LLC’s role as the owner of the general partner of Valero L.P. and the Company, as the sole owner of Valero GP, LLC, must also approve matters that have or would reasonably be expected to have a material effect on the Company’s interest as the sole indirect owner of Valero GP, LLC. The Company also has exclusive authority over the business and affairs of Valero GP, LLC other than its role as the owner of the general partner of Valero L.P. As of July 13, 2006, Valero Energy Corporation directly or indirectly owned 100% of each of Diamond Shamrock Refining and Marketing Company (“DSRMC”), Sigmor Corporation (“Sigmor”), The Shamrock Pipe Line Corporation (“SPLC”), Diamond Shamrock Refining Company, L.P. (“DSRC”), Valero Refining — New Orleans, L.L.C. (“VRNO”), Valero Refining Company — California (“VRCC”) and Valero Refining - Texas, L.P. (“VRT”). Prior to the consummation of the transactions contemplated by the Underwriting Agreement, each of DSRMC, Sigmor, SPLC, DSRC, VRNO, VRCC, and VRT in the aggregate owned 100 percent of the outstanding Units of the Company and appointed the Company’s current directors.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Credit Facility. On July 19, 2006, in connection with the consummation of the transactions contemplated by the Underwriting Agreement, the Company entered into a three-year bank credit facility with a borrowing capacity of up to $20 million (the “Credit Facility”) to enable the Company to manage its cash flow obligations. For example, the Company expects to fund capital contributions through borrowings under the Credit Facility and the Company may initially meet other liquidity and capital resource requirements through borrowings under the Credit Facility.
     The Company, as borrower, entered into the Credit Facility with JPMorgan Chase Bank, N.A., as Administrative Agent, SunTrust Bank, as Syndication Agent, and JPMorgan Chase Bank, N.A. and SunTrust Bank as the lenders. The Credit Facility has an initial aggregate commitment of $20 million, of which up to $10 million may be available for letters of credit. The Company’s obligations under the Credit Facility are unsecured. The Company is subject to customary covenants and provisions including limitations on indebtedness, liens, dispositions of material property, mergers and asset transfers. Borrowings under the Credit Facility bear interest under one of two rate options, selected by the Company, equal to either: (i) the higher of (a) JPMorgan Chase Bank, N.A.’s prime rate and (b) the federal funds effective rate plus one-half percent; or (ii) the Eurodollar rate, as adjusted for statutory reserve requirements for Eurocurrency liabilities, plus an applicable margin that will vary between 0.27% and 0.70% based upon our credit rating.

     The applicable margins are determined based upon the ratings assigned by Standard & Poor’s Rating Services and Moody’s Investor Services for the Company’s senior unsecured non-credit enhanced debt or, should the Company’s debt be unrated, then the applicable margins are determined based upon the ratings assigned by Standard & Poor’s Rating Services and Moody’s Investor Services for Valero Logistics Operations, L.P.’s senior unsecured non-credit enhanced debt.
     Valero L.P. will be required to maintain a total debt-to-EBITDA ratio of less than 4.75-to-1.0 for any four consecutive quarters, subject to adjustment following certain acquisitions.
     The Company is also subject to a requirement that it receive, as of the last day of each fiscal quarter, cash distributions of not less than $25,000,000 in respect to the Company’s interests in Valero L.P. during the preceding four fiscal quarters.
     The Credit Facility contains customary events of default, including a “change in control,” that could result in the acceleration of all amounts and cancellation of all commitments outstanding under the Credit Facility. A “change in control” is defined to mean any of the following events: (i) the Company ceases, indirectly or directly, to own all of the issued and outstanding equity interests of the general partner(s) of Valero L.P., or the Company no longer has the power, directly or indirectly, to direct or to cause the direction of the management or the policies of Valero L.P.; or (ii) the occurrence of any transaction that results in any person or group, other than Valero Energy or an entity with unsecured senior debt with an investment grade rating, becoming the beneficial owner of more than 50% of the equity interests in the Company. A copy of the Credit Facility is filed as Exhibit 10.04 to this Form 8-K and is incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On July 19, 2006, in connection with the consummation of the transactions contemplated by the Underwriting Agreement, the initial members of the Company appointed Mr. Stan McLelland to the board of directors of the Company as an independent director.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     Second Amended and Restated Limited Liability Company Agreement. On July 19, 2006, in connection with the consummation of the transactions contemplated by the Underwriting Agreement, the Company amended and restated its First Amended and Restated Limited Liability Company Agreement (the “Second Amended and Restated Limited Liability Company Agreement”). A description of the Second Amended and Restated Limited Liability Company Agreement is contained under the caption entitled “Description of Our Limited Liability Company Agreement” of the Prospectus and is incorporated herein by reference. A copy of the Second Amended and Restated Limited Liability Company Agreement as adopted is filed as Exhibit 3.01 to this Form 8-K and is incorporated herein by reference.
     Rights Agreement. On July 19, 2006, the Company entered into a Rights Agreement under which one preferred unit purchase right is attached to each of the Company’s outstanding units. The rights become exercisable under specified circumstances, including any person or group (an “acquiring person”) becoming the beneficial owner of 15% or more of the Company’s outstanding units, subject to specified exceptions. Each right entitles the registered holder to purchase from the Company one one-hundredth of a unit of Junior Participating Preferred Units, Series I, at an exercise price of $100, subject to adjustment under specified circumstances. If events specified in the unitholder rights plan occur, each holder of rights other than the acquiring person can exercise their rights. When a holder exercises a right, the holder will be entitled to receive units valued at a multiple of the exercise price of the right specified in the Rights Agreement. In some cases, the holder will receive cash, property or other securities instead of units. The Company may redeem the rights for $0.001 per right at any time prior to the tenth day after a person or group becomes an acquiring person.

     The information included in or incorporated by reference under the caption entitled “Rights Agreement” in Item 1.01 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 5.03 of this Report.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit Number	Description
Exhibit 3.01	Second Amended and Restated Limited Liability Company Agreement of Valero GP Holdings, LLC; effective as of July 19, 2006.

Exhibit 4.01	Rights Agreement between Valero GP Holdings, LLC and Computershare Investor Services, LLC; effective as of July 19, 2006.

Exhibit 10.01	Valero GP Holdings Long-Term Incentive Plan; effective as of July 19, 2006.

Exhibit 10.02	Administration Agreement between Valero GP Holdings, LLC and Valero GP, LLC; effective as of July 19, 2006.

Exhibit 10.03	Non-Compete Agreement between Valero GP Holdings, LLC, Valero L.P., Riverwalk Logistics, L.P. and Valero GP, LLC; effective as of July 19, 2006.

Exhibit 10.04	3-Year Revolving Credit Agreement among Valero GP Holdings, LLC and JPMorgan Chase Bank, N.A., as Administrative Agent, SunTrust Bank, as Syndication Agent, and JPMorgan Chase Bank, N.A. and SunTrust Bank as lenders; dated as of July 19, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valero GP Holdings, LLC
Date: July 25, 2006	By:	/s/ Bradley C. Barron
		Name:	Bradley C. Barron
		Title:	Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 3.01	Second Amended and Restated Limited Liability Company Agreement of Valero GP Holdings, LLC; effective as of July 19, 2006.

Exhibit 4.01	Rights Agreement between Valero GP Holdings, LLC and Computershare Investor Services, LLC; effective as of July 19, 2006.

Exhibit 10.01	Valero GP Holdings Long-Term Incentive Plan; effective as of July 19, 2006.

Exhibit 10.02	Administration Agreement between Valero GP Holdings, LLC and Valero GP, LLC; effective as of July 19, 2006.

Exhibit 10.03	Non-Compete Agreement between Valero GP Holdings, LLC, Valero L.P., Riverwalk Logistics, L.P. and Valero GP, LLC; effective as of July 19, 2006.

Exhibit 10.04	3-Year Revolving Credit Agreement among Valero GP Holdings, LLC and JPMorgan Chase Bank, N.A., as Administrative Agent, SunTrust Bank, as Syndication Agent, and JPMorgan Chase Bank, N.A. and SunTrust Bank as lenders; dated as of July 19, 2006.